EXHIBIT 20.1

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B             REPORT DATE:  AUGUST 5, 1996
OAKWOOD ACCEPTANCE CORP. -  SERVICER                POOL REPORT # 10
REMITTANCE REPORT                                                    Page 1 of 6
REPORTING MONTH:                     Jul-96



                                          Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------------------------------
Beginning                                                                                               Ending
Principal                Scheduled          Prepaid           Liquidated        Contracts               Principal
Balance                  Principal          Principal         Principal         Repurchased             Balance
----------------------------------------------------------------------------------------------------------------------------------


175,035,447.20         (399,359.50)        (726,202.05)      (434,836.66)              0.00            173,475,048.99
==================================================================================================================================


                                                          Reserve Fund as of Cutoff Date
----------------------------------------------------------------------------------------------------------------------------------

       Beginning                                                 Investment         Balance Before      Reserve
        Balance               Deposits          Distrib.          Interest       Current Distribution   Fund Draw
----------------------------------------------------------------------------------------------------------------------------------

       376,456.50               0.00           -1,456.50          1,505.76            376,505.76          0.00
==================================================================================================================================



                                            Certificate Account
------------------------------------------------------------------------------------------------------------------------------

       Beginning                       Deposits                                       Investment               Ending
        Balance              Principal          Interest        Distributions          Interest                Balance
------------------------------------------------------------------------------------------------------------------------------
       655,349.66           1,406,944.71      1,650,489.40     (3,197,731.25)           2,559.55               517,612.07
==============================================================================================================================

                       P&I Advances at Distribution Date
--------------------------------------------------------------------------------

       Beginning             Recovered           Current           Ending
        Balance               Advances          Advances           Balance
--------------------------------------------------------------------------------

    1,455,900.57          (1,455,900.57)     1,591,545.08      1,591,545.08
================================================================================


Scheduled                                   Scheduled                                                  Amount
Gross                   Servicing           Pass Thru             Liquidation       Reserve            Available for
Interest                   Fee              Interest              Proceeds          Fund Draw          Distribution
----------------------------------------------------------------------------------------------------------------------

1,651,813.64             145,862.87          1,505,950.77        325,822.28               0.00       3,103,197.47
======================================================================================================================

                                                                      \








Reserve              Balance After
Fund Deposit         Current Distribution       Excess
--------------------------------------------------------------

     0.00             376,505.76                 1,505.76
==============================================================


Reserve Fund Required Balance
--------------------------------------
    Before Current     After Current
 Distribution       Distribution
--------------------------------------

    375,000.00         375,000.00
======================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                         Jul-96


 Class B Crossover Test                                                Test Met?
 ----------------------------------------------------              -------------

 (a) Remittance date on or after April 2000                                  N


 (b) Average 60 day Delinquency rate less than or equal to 0.05              Y


 (c) Average 30 day Delinquency rate less than or equal to 0.07              Y


 (d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                    April 2000 -Sept. 2001    0.07                           N
                      Oct 2001 -Sept. 2002    0.08                           N
                      Oct 2002 -              0.09                           N

(e) Current realized loss ratio less than or equal to  0.0275                Y


(f) Are class B principal balances greater than or equal to 0.25375 of stated scheduled pool balance

                 Beginning B-1 balance                           19,650,000.00
                 Beginning B-2 balance                            7,485,958.00


                                                         -----------------------
                                                                 27,135,958.00
                 Divided by beginning pool
                 balance                                        175,035,447.20
                                                         -----------------------
                                                                        15.03% N
                                                         =======================




   REPORT DATE:  AUGUST 5, 1996
   POOL REPORT # 10

   Page 2 of 6                                     `


  Average 60 day delinquency ratio:


                             Over 60s             Pool Balance            %
                        --------------------------------------------------------

 Current Mo                  5,106,227.81           173,475,048.99         2.94%
 1st Preceding Mo            4,382,601.12           175,035,447.20         2.50%
 2nd Preceding Mo            3,861,657.23           176,563,316.43         2.19%
                                                         Divided by            3
                                                                   -------------
                                                                           2.54%
                                                                   =============

 Average 30 day delinquency ratio:


                             Over 30s             Pool Balance            %
                      ----------------------------------------------------------

 Current Mo                  7,700,042.97           173,475,048.99         4.44%
 1st Preceding Mo            7,784,536.56           175,035,447.20         4.45%
 2nd Preceding Mo            6,581,161.47           176,563,316.43         3.73%
                                                         Divided by            3
                                                                   -------------
                                                                           4.20%
                                                                   =============

 Cumulative loss ratio:

                     Cumulative losses                 511,903.77
                                          -------------------------
 Divided by Initial Certificate Principal          187,144,958.00         0.274%
                                                                   =============




Current realized loss ratio:

                        Liquidation                   Pool
                              Losses                Balance
                        ---------------------------------------------

 Current Mo                   109,014.38           175,035,447.20
 1st Preceding Mo             123,208.75           176,563,316.43
 2nd Preceding Mo              72,348.84           178,370,785.66
                                                                          0.691%
                                                                   =============

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER                REPORT DATE:  AUGUST 5, 1996
REMITTANCE REPORT                                   POOL REPORT # 10
REPORTING MONTH:                                 Jul-96              Page 3 of 6



                                                                     Delinquency Analysis

                                                 31 to 59 days               60 to 89 days             90 days and Over
                No. of    Principal                     Principal                   Principal                  Principal
                Loans     Balance               #       Balance           #         Balance          #         Balance
                --------------------------------------------------------------------------------------------------------------------


Excluding Repos  5,930    170,741,026.19        86      2,455,643.34      39        1,089,658.40     50        1,467,908.30

          Repos     87      2,734,022.80         4        138,171.82      13          340,432.22     68        2,208,228.89
                --------------------------------------------------------------------------------------------------------------------

          Total  6,017    173,475,048.99        90      2,593,815.16      52        1,430,090.62    118        3,676,137.19
                ====================================================================================================================




                                                                     Repossession Analysis
                                                   Active Repos            Reversal             Current Month
                      Total Delinq.                 Outstanding            (Redemption)            Repos           Cumulative Repos
                            Principal                 Principal            Principal                  Principal            Principal
                   #        Balance         #         Balance        #     Balance            #       Balance      #       Balance
-----------------------------------------------------------------------------------------------------------------------------------


Excluding Repos      175   5,013,210.04      87   2,734,022.80            0          0.00     28     893,186.29        208 5593814

Repos                 85   2,686,832.93
---------------------------

Total                260   7,700,042.97
==============================

        4.3%             4.44%
==============================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                             Jul-96

REPOSSESSION LIQUIDATION REPORT


                                          Liquidated
          Account         Customer         Principal           Sales            Insur.           Total         Repossession
           Number           Name           Balance            Proceeds          Refunds         Proceeds          Expenses
------------------------------------------------------------------------------------------------------------------------------------


            072729-7           NANCE          6,220.23              0.01          509.33          509.34            0.00
            073692-6       CHRISTIAN          3,934.94          1,000.00          350.88        1,350.88          600.00
            073908-6            CLAY         11,338.60          3,800.00        1,815.45        5,615.45          380.00
            073525-8         JOHNSON         17,630.96         16,900.00        1,014.56       17,914.56        1,299.90
            074601-6         BURGESS         20,849.90         20,500.00        1,236.31       21,736.31          850.00
            077000-8          WONBLE         21,398.43         22,900.00        1,754.80       24,654.80        2,857.00
            077059-4          HOWELL         20,215.80         21,500.00        1,842.91       23,342.91        3,412.95
            077574-2          MORGAN         20,849.80         20,900.00        1,118.10       22,018.10        3,177.00
            072599-4         GRIFFIN         22,496.22         21,150.00        1,836.24       22,986.24          695.49
            073917-7           MUNCH         23,385.38         18,000.00        1,194.69       19,194.69        1,100.00
            075307-9         COFFMAN         30,512.43         28,900.00        2,964.24       31,864.24        5,233.13
            072169-6        L. SMITH         23,030.24         20,900.00            0.00       20,900.00          627.00
            074442-5        STIDHAMS         34,504.18         31,900.00        1,258.77       33,158.77        3,522.22
            075436-6         CUNDIFF         26,012.37         23,099.00          221.40       23,320.40        2,197.57
            065916-9          GENTRY         24,337.77         26,000.00        1,399.25       27,399.25        3,752.62
            072889-9            RICE         20,610.36         21,500.00        1,487.56       22,987.56        5,175.00
            072935-0          FOWLER         27,695.45         23,900.00        2,051.47       25,951.47        1,475.25
            073521-7          BROOKS         23,882.58         19,900.00        1,543.27       21,443.27        2,246.21
            075071-1         JARRELL          6,194.12            135.00          367.42          502.42          720.00
            075588-4         WINDHAM          49736.9             489.00            2524.22        51424.22         8527.46
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                     ------------------------------------------------------------------------------------------
                                            434,836.66        391,784.01       26,490.87      418,274.88       47,848.80
                                     ==========================================================================================







       Net                                          Net Current
   Liquidation         Unrecov.         Pass Thru      Period Net    Cumulative
    Proceeds           Advances         Proceeds       Gain/(Loss)   Gain/(Loss)
-------------------------------------------------------------------------------


       509.34          1,754.70        (1,245.36)      (7,465.59)
       750.88            975.65          (224.77)      (4,159.71)
     5,235.45          1,230.88         4,004.57       (7,334.03)
    16,614.66          1,408.30        15,206.36       (2,424.60)
    20,886.31          1,254.64        19,631.67       (1,218.23)
    21,797.80          1,613.24        20,184.56       (1,213.87)
    19,929.96          2,672.01        17,257.95       (2,957.85)
    18,841.10          2,538.42        16,302.68       (4,547.12)
    22,290.75          1,406.10        20,884.65       (1,611.57)
    18,094.69          1,754.04        16,340.65       (7,044.73)
    26,631.11          2,891.28         23739.83       (6,772.60)
    20,273.00          1,616.88         18656.12       (4,374.12)
    29,636.55          2,276.40         27360.15       (7,144.03)
    21,122.83          1,999.76         19123.07       (6,889.30)
    23,646.63          3,885.10         19761.53       (4,576.24)
    17,812.56          2,447.30         15365.26       (5,245.10)
    24,476.22          3,374.80         21101.42       (6,594.03)
    19,197.06          2,540.10         16656.96       (7,225.62)
      (217.58)         1,669.40        (1,886.98)      (8,081.10)
     42896.76           5294.8         37,601.96       -12134.94
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
         0                                  0               0
-------------------------------------------------------------------------------
   370,426.08         44,603.80       325,822.28     (109,014.38)     (511,903.77)
===============================================================================


                                                                             0.00
                                                              =================

As a percentage of the aggregate cut-off date principal balance

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                 Jul-96

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL



                                    Original              Beginning              Current             Accelerated
              Cert.                Certificate           Certificate            Principal             Principal
              Class                 Balances              Balances               Payable             Distribution
---------------------------------------------------------------------------------------------------------------------------------

A-1                               52,393,000.00         40,283,489.45         (1,560,398.21)                  0.00
A-1 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00

A-2                               62,169,000.00         62,169,000.00                  0.00                   0.00
A-2 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00

A-3                               29,540,000.00         29,540,000.00                  0.00                   0.00
A-3 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00

A-4                               15,907,000.00         15,907,000.00                  0.00                   0.00
A-4 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00

B-1                               19,650,000.00         19,650,000.00                  0.00                   0.00
B-1 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00

B-2                                7,485,958.00          7,485,958.00                  0.00                   0.00
B-2 Outstanding Writedown                  0.00                  0.00                  0.00                   0.00


--------------------------------------------------------------------------------------------------------------------------

                                 187,144,958.00        175,035,447.45         (1,560,398.21)                  0.00
==========================================================================================================================

                           Ending                           Principal Paid
      Writedown         Certificate      Pool               Per $1,000
        Amounts           Balances       Factor             Denomination
-----------------------------------------------------


           0.00        38,723,091.24       73.91%              38.74
           0.00                 0.00        0.00                0.00

           0.00        62,169,000.00      100.00%               0.00
           0.00                 0.00        0.00                0.00

           0.00        29,540,000.00      100.00%               0.00
           0.00                 0.00        0.00                0.00

           0.00        15,907,000.00      100.00%               0.00
           0.00                 0.00        0.00                0.00

           0.00        19,650,000.00      100.00%               0.00
           0.00                 0.00        0.00                0.00

           0.00         7,485,958.00      100.00%               0.00
           0.00                 0.00        0.00                0.00


----------------------------------

           0.00       173,475,049.24
==================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                           Jul-96


CERTIFICATE INTEREST ANALYSIS



        Certificate              Remittance       Beginning     Current        Total             Interest          Ending
           Class                    Rate           Balance      Accrual         Paid            Shortfall         Balance
-----------------------------------------------------------------------------------------------------------------------------


A-1                                6.25%           0.00          209,809.84      209,809.84           0.00           0.00
A-1  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
A-1  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

A-2                                6.45%           0.00          334,158.38      334,158.38           0.00           0.00
A-2  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
A-2  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

A-3                                6.90%           0.00          169,855.00      169,855.00           0.00           0.00
A-3  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
A-3  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

A-4                                7.50%           0.00           99,418.75       99,418.75           0.00           0.00
A-4  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
A-4  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

B-1                                7.55%           0.00          123,631.25      123,631.25           0.00           0.00
B-1  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
B-1  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

B-2                                8.65%           0.00           53,961.28       53,961.28           0.00           0.00
B-2  Carryover Interest            0.00            0.00                0.00            0.00           0.00           0.00
B-2  Writedown Interest            0.00            0.00                0.00            0.00           0.00           0.00

X                                            402,889.39          515,116.27      406,101.89     109,014.38     511,903.77

R                                                  0.00                0.00            0.00           0.00           0.00

Service Fee                                        0.00          145,862.87      145,862.87           0.00           0.00
                                     ----------------------------------------------------------------------------------

                                             402,889.39        1,651,813.64    1,542,799.26     109,014.38     511,903.77

Less Reserve Fund Deposit                                                                             0.00
                                                                                         ---------------

                                                                                              1,542,799.26
                                                                                         ===============



  Interest Paid
   Per $1,000           Cert.           TOTAL
  Denomination          Class           DISTRIBUTION
-----------------------------------------------------------



        5.21             A-1             1,770,208.05
        0.00
        0.00

        5.38             A-2               334,158.38
        0
        0

        5.75             A-3               169,855.00
        0
        0

        6.25             A-4                99,418.75
        0
        0

        6.29             B-1               123,631.25
        0
        0

        7.21             B-2                53,961.28
        0
        0

                         X                 406,101.89

                         R

                                           145,862.87
                                      ---------------

                                         3,103,197.47

                                                 0.00
                                  -------------------

                                         3,103,197.47
                                  ===================